UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2018

Landmark Infrastructure Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36735	61-1742322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

2141 Rosecrans Avenue, Suite 2100

El Segundo, CA 90245

(Address of principal executive office) (Zip Code)

(310) 598-3173

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On May 25, 2018, LMRK Issuer Co III LLC (“LMRK Issuer”), LMRK Guarantor Co III LLC (“LMRK Guarantor”) and Landmark Infrastructure Operating Company LLC (“LMRK OpCo”), each Delaware limited liability companies and indirect wholly-owned subsidiaries of Landmark Infrastructure Partners LP (the “Partnership”) entered into a Note Purchase Agreement (the “Purchase Agreement”) with RBC Capital Markets, LLC (the “Initial Purchaser”), pursuant to which LMRK Issuer agreed to sell $125,440,000 aggregate principal amount of Secured Tenant Site Contract Revenue Notes, Series 2018-1 (the “Series 2018-1 Notes”) to the Initial Purchaser.

The net proceeds from the ABS offering, after deducting underwriting discounts, offering expenses and the initial deposits into the reserve accounts, is expected to be approximately $122 million and are intended to be distributed to a subsidiary of the Partnership and used to repay indebtedness of the Partnership and its affiliates and for general partnership purposes.  The offering is expected to close on June 6, 2018, subject to customary closing conditions.

The Purchase Agreement contains customary representations, warranties and agreements of LMRK Issuer, LMRK Guarantor and LMRK OpCo, and customary conditions to closing and indemnification obligations of LMRK Issuer, LMRK Guarantor and the Initial Purchaser, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties, and termination provisions. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

The Initial Purchaser and its affiliates have performed investment and commercial banking and advisory services for the Partnership and its affiliates from time to time for which they have received customary fees and expenses. The Initial Purchaser and its affiliates may, from time to time, engage in transactions with and perform services for the Partnership in the ordinary course of their business. Because affiliates of RBC Capital Markets, LLC are lenders under the Partnership’s revolving credit facility, the Initial Purchaser or its affiliates will receive a portion of the net proceeds from this offering (not including underwriting discounts and commissions) pursuant to the repayment of indebtedness thereunder. SunTrust Robinson Humphrey, Inc. is co-manager with respect to the offering and is a lender under the Partnership’s revolving credit facility and therefore will receive a portion of the net proceeds from this offering (not including underwriting discounts and commissions) pursuant to the repayment of indebtedness thereunder.

Item 7.01 Regulation FD Disclosure.

On May 29, 2018, the Partnership issued a press release announcing the pricing of $125,440,000 aggregate principal amount of Series 2018-1 Notes.  A copy of the press release, dated May 29, 2018 is furnished herewith as Exhibit 99.1.

This information presented herein under Item 7.01 and set forth in the attached press release included as Exhibit 99.1 to this report is deemed to be “furnished” solely pursuant to Item 7.01 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or the exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
1.1	Note Purchase Agreement dated May 25, 2018 among LMRK Issuer Co III LLC, LMRK Guarantor Co III LLC, Landmark Infrastructure Operating Company LLC and RBC Capital Markets, LLC.

99.1	Press Release, dated May 29, 2018, issued by Landmark Infrastructure Partners LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Landmark Infrastructure Partners LP

	By:	Landmark Infrastructure Partners GP LLC, its general partner

Dated: May 29, 2018	By:	/s/ George P. Doyle
	Name:	George P. Doyle
	Title:	Chief Financial Officer and Treasurer